UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2026

GALECTIN THERAPEUTICS INC
(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02
Unregistered Sales of Equity Securities..

On July 31, 2026, Galectin Therapeutics Inc. (the "Company") issued 34,376,167 shares of its common stock, par value $0.001 per share (the "Common Stock"), to Richard E. Uihlein, the Company’s Chairman of the Board and largest stockholder, upon the conversion of all outstanding convertible promissory notes (the "Notes") issued to Mr. Uihlein under the following line of credit facilities:

(i) the Line of Credit Letter Agreement dated July 25, 2022 (providing for a $60,000,000 credit facility);
(ii) the Supplemental Line of Credit Agreement dated March 29, 2024 (providing for a $10,000,000 supplemental credit facility);
(iii) the November 2024 Supplemental Line of Credit Agreement dated November 14, 2024 (providing for a $6,000,000 supplemental credit facility);
(iv) the March 2025 Supplemental Line of Credit Agreement dated March 31, 2025 (providing for a $5,000,000 supplemental credit facility); and
(v) the July 2025 Supplemental Line of Credit Agreement dated July 8, 2025 (providing for a $10,000,000 supplemental credit facility).

The Company and Mr. Uihlein are also parties to a December 2025 Supplemental Line of Credit Agreement dated December 19, 2025 (providing for an additional $10,000,000 supplemental credit facility); however, no amounts have been drawn under that facility and no convertible promissory notes have been issued thereunder. The December 2025 Supplemental Line of Credit Agreement remains outstanding, undrawn, and available to the Company in accordance with its terms, and is not affected by the conversion.

The conversion resulted in the elimination of $91.0 million in aggregate principal and approximately $14.8 million in aggregate accrued interest (approximately $105.8 million in total) in exchange for the issuance of 34,376,167 shares of Common Stock. Each Note was converted at the conversion price specified therein, which was not less than the closing price of the Common Stock on The Nasdaq Capital Market on the date such Note was issued, subject to a $3.00 per share floor price. The blended average conversion price across all Notes was approximately $3.07 per share.

The issuance of the shares of Common Stock upon conversion was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(9) thereof, as the shares were issued in exchange for outstanding securities of the Company (the Notes) exclusively with existing security holders of the Company, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Following the conversion, the Company has approximately 100,849,644 shares of Common Stock and 197,500 of Series A Voting Preferred Stock outstanding. Mr. Uihlein beneficially owns approximately 44.3% of the outstanding voting power on an actual basis and approximately 49.3% of the outstanding voting power (calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and including shares issuable upon exercise of outstanding warrants held by Mr. Uihlein).

The shares of Common Stock issued to Mr. Uihlein have not been registered under the Securities Act and are subject to restrictions on resale. Pursuant to the registration rights provisions in the line of credit agreements, the Company is obligated to register the resale of such shares within 180 days of the conversion date.

Item9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.
Date: August 4, 2026	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer